UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2017

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation	1-14201 (Commission File Number)	33-0732627 (IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA (Address of principal executive offices)		92101 (Zip code)

Registrant’s telephone number, including area code: (619) 696-2000

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01	Other Events.

On June 9, 2017, Sempra Energy (the “Company”) closed the public offering and sale of $750,000,000 aggregate principal amount of its 3.250% Notes due 2027 (the “Notes”). Proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $1,000,000) for the Notes was 99.044% of the aggregate principal amount of the Notes. The sale of the Notes was registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-198572). The Notes will mature on June 15, 2027. Interest on the Notes accrues from June 9, 2017 and is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2017. The Notes will be redeemable prior to maturity, at the Company’s option, at the applicable redemption prices and under the circumstances described in the form of Notes, which form is attached hereto in Exhibit 4.1. Further information regarding the sale of the Notes is contained in the underwriting agreement, dated June 6, 2017, which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 6, 2017, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 3.250% Note due 2027.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (contained in the opinion filed as Exhibit 5.1 hereto).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY

Date: June 9, 2017

By:	/s/ Trevor I. Mihalik
Name:	Trevor I. Mihalik
Title:	Senior Vice President, Controller and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 6, 2017, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 3.250% Note due 2027.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (contained in the opinion filed as Exhibit 5.1 hereto).